FOR IMMEDIATE RELEASE

DERMISONICS DISPUTES CLAIMS MADE BY SONTRA MEDICAL CORP. IN SONTRA'S PRESS RELEASE DATED FEBRUARY 1, 2006

WEST CONSHOHOCKEN, Pa.--(PR NEWSWIRE)-February 1, 2006--Dermisonics, Inc. (OTCBB:DMSI - News; FWB:FQC) disputes allegations made by Sontra Medical Corp.
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in their press release of February 1, 2006. Dermisonics does not intend to infringe the intellectual property rights of Sontra, or any other party, now or in the future. Accordingly, Dermisonics is investigating Sontra's allegations and has referred this matter to its patent counsel.

In a September 2005 letter to Dermisonics, Sontra's counsel stated, "Sontra believes it would be fruitful for Sontra and Dermisonics to discuss a possible business venture." In furtherance of that possibility, in December 2005 Dermisonics and Sontra entered into a mutual confidentiality agreement for the purpose of reviewing the compatibility of each other's technology and applications. It was Dermisonics' understanding that these discussions would continue in early 2006.

Dermisonics looks forward to working with any party that can advance its technologies to commercialization.

ABOUT DERMISONICS, INC.

Dermisonics is an intellectual property company and advanced technology incubator that is primarily focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of drugs with large molecular structures into the bloodstream. Its breakthrough system, called the U-Strip, is based on a radical integration of microelectronics and ultrasonic science with a product-carrying patch, and represents a quantum leap in non-invasive, transdermal delivery technology. Tests have shown that this system facilitates the transdermal delivery of insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size. The Company has also developed other portable ultrasonic systems for applications in the medical (Antiseptic Wand) and skin care (U-Wand) fields.


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FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

Contact:
Dermisonics, Inc.
Bruce Haglund, 949-733-1101
bruce.haglund@dermisonics.com
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or

European Investor Relations:
Michael Drepper, +49-621-430-6130
investor-germany@dermisonics.com
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